SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ADVANCED DIGITAL INFORMATION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced Digital Information Corporation

P.O. Box 97057

11431 Willows Road N.E.

Redmond, Washington 98073-9757

Notice of Annual Meeting of Shareholders

To Be Held March 10, 2004

TO OUR SHAREHOLDERS:

The annual meeting of shareholders of Advanced Digital Information Corporation, a Washington corporation (“ADIC” or the “Company”), will be held on Wednesday, March 10, 2004, beginning at 10:00 a.m. local time, at The Silver Cloud Inn, 2122 152nd Avenue NE, Redmond, Washington, for the following purposes:

1.	To elect two directors to hold office for three-year terms;

2.	To consider and vote upon a proposal to approve an amendment to ADIC’s 1999 Stock Incentive Compensation Plan to increase the maximum number of shares previously authorized under the plan that may be issued as restricted stock awards by 1,000,000 and to reapprove certain performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code;

3.	To consider and vote upon a proposal to approve amendments to ADIC’s Amended 1997 Stock Purchase Plan to increase the number of shares available for purchase under the plan by 1,500,000 shares and to extend the termination date of the plan to December 10, 2013; and

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only holders of record of shares of ADIC common stock at the close of business on January 12, 2004, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and adjournments or postponements thereof. Shareholders are cordially invited to attend the annual meeting in person.

By Order of the Board of Directors

Linda A. Schoemaker

Senior Vice President, General Counsel and Secretary

Redmond, Washington

January 30, 2004

Please complete, date, sign and mail promptly the enclosed proxy in the return envelope, whether or not you plan to attend the annual meeting.

Advanced Digital Information Corporation

P.O. Box 97057

11431 Willows Road N.E.

Redmond, Washington 98073-9757

Proxy Statement

This Proxy Statement, which was first mailed to shareholders of Advanced Digital Information Corporation (“ADIC” or the “Company”) on or about January 30, 2004, is furnished to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for the annual meeting of shareholders to be held on Wednesday, March 10, 2004, beginning at 10:00 a.m. local time, at The Silver Cloud Inn, 2122 NE 152nd Avenue, Redmond, Washington, and any adjournments or postponements thereof.

If the enclosed form of proxy is properly executed and returned, it will be voted in accordance with the instructions given, unless revoked. A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the annual meeting and voting in person. Shareholders are entitled to one vote for each share of common stock held of record at the close of business on January 12, 2004, the record date for the annual meeting. On that date, there were 63,838,308 shares of common stock outstanding, the only class of securities of the Company entitled to vote at the annual meeting. Holders of a majority of those shares, present in person or represented by proxy, will constitute a quorum.

The two nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the annual meeting will be elected directors. Holders of common stock are not entitled to cumulate votes in the election of directors. Abstention from voting on the election of the directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. Because brokers and other nominees who hold shares for the accounts of their clients generally have discretionary authority to vote such shares with respect to the election of directors in the absence of voting instructions from their clients, there can not be any “broker nonvotes” on this matter.

The amendment to the 1999 Stock Incentive Compensation Plan and the Amended 1997 Stock Purchase Plan will be approved if the votes cast in favor of the applicable proposal by the holders of shares entitled to vote thereon exceed the votes cast against that proposal. Abstentions from voting on these proposals and “broker nonvotes” (which would occur if brokers or nominees are given no voting instructions from their clients with respect to these matters since current Nasdaq rules prohibit discretionary voting on equity compensation plans) will have no impact on the outcome since neither an abstention nor a broker nonvote would constitute a vote for or against the proposals.

The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by certain of the Company’s directors, officers and regular employees (“Team Members”), without additional compensation, personally or by telephone, email or fax. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year by the shareholders. At the annual meeting, two directors will be elected to serve for terms of three years expiring on the date of the annual meeting of shareholders in 2007. The nominees, Mr. Tom A. Alberg and Mr. Walter F. Walker, currently serve as directors of the Company. If elected, each nominee will continue in office until his successor has been elected or until his resignation or removal in the manner provided by the Restated Bylaws of the Company. The names of directors whose terms will continue after the annual meeting are also listed below. No family relationship exists among any of the Company’s directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies for the nominees named below. If the nominees become unavailable to serve, the persons named in the accompanying proxy may vote for or against a substitute nominee in accordance with their judgment.

Nominees to Serve Until 2007

Tom A. Alberg.    Mr. Alberg, 63, has served as a director of ADIC since 1998. He has been a principal of Madrona Investment Group LLC, a private venture investment firm, since January 1996. Prior to joining Madrona, Mr. Alberg was the President, Chief Operating Officer and a director of LIN Broadcasting Corporation, a cellular telephone company, from 1991 to 1995, and an Executive Vice President of AT&T Wireless Services, formerly McCaw Cellular Communications, Inc. from 1990 to 1995. Prior to 1990, Mr. Alberg was Chairman of the Executive Committee and a partner in the law firm of Perkins Coie LLP. Mr. Alberg also serves as a director of Amazon.com, Inc., and several private companies. He holds an A.B. from Harvard University and a J.D. from Columbia Law School.

Walter F. Walker.    Mr. Walker, 49, has served as a director of ADIC since 1996. During 1995 and 1996, he served as a director of Interpoint Corporation, which owned ADIC from 1994 to 1996. Mr. Walker has served as President, CEO and a Director of The Basketball Club of Seattle, LLC, owner of the Seattle Sonics and Seattle Storm basketball teams, since 2001. From 1994 to 2001, he served as President of the Seattle Sonics, a subsidiary of Ackerley Communications, Inc. Prior to this, he served as President of Walker Capital, a money management firm, in 1994, and as Vice President of Goldman Sachs & Co., an investment banking firm, from 1987 to 1994. Mr. Walker serves as a director of Drexler Technology and as a National Trustee, Boys and Girls Club of America. Mr. Walker is a member of the Institute of Chartered Financial Analysts. He holds a B.A. in Psychology from the University of Virginia and an M.B.A. from Stanford University.

The Board of Directors recommends that shareholders vote FOR the nominees listed above.

Continuing Directors

Christopher T. Bayley.    Mr. Bayley, 65, has served as a director of ADIC since 1996. From 1987 to 1996, he served as a director of Interpoint Corporation, which owned ADIC from 1994 to 1996. His current term as a director expires in 2006. He has served as Chairman of Dylan Bay Companies since 1995 and was Chairman of New Pacific Partners, a Seattle and Hong Kong-based investment bank from 1992 to 1995. Mr. Bayley served as President and Chief Executive Officer of Glacier Park Company, a real estate development firm, from 1985 to 1992, and was Senior Vice President, Corporate Affairs, of Burlington Resources Inc., its holding company, from 1989 to 1992. Mr. Bayley is a director of The Commerce Bank of Washington and Hyperion Innovations. He chairs the boards of

Stewardship Partners, Scenic America and Classic KING-FM and is a board member of the E. B. Dunn Historic Garden Trust, Discovery Institute, and the Sabre Foundation. He holds an A.B. in History from Harvard University and a J.D. from Harvard Law School.

Frank M. (“Pete”) Higgins.    Mr. Higgins, 46, has served as a director of ADIC since December 2002. His current term as a director expires in 2006. Since March 2000, Mr. Higgins has been a partner at Second Avenue Partners, a Seattle-based venture capital firm of which he is a co-founder. In 1999, Mr. Higgins ended his 16-year career with Microsoft Corporation, most recently as Group Vice President of the Interactive Media Group with responsibility for Microsoft’s online and consumer software businesses. Mr. Higgins is a director of several private companies, including Bocada, Inc. and Insitu Group. He is also a strategic director in the venture capital group, Madrona Investment Group LLC. Mr. Higgins is a Trustee of Stanford University and serves on the Board of Governors for the Seattle Aquarium Society and on the Board of Directors of Long Live the Kings. He holds a B.A. and an M.B.A. from Stanford University.

John W. Stanton.    Mr. Stanton, 48, has served as a director of ADIC since 1989, which includes five years prior to ADIC’s acquisition by Interpoint in 1994. His current term as a director expires in 2005. He also served as a director of Interpoint from 1988 until its acquisition by Crane Co. in October 1996. Mr. Stanton has served as Chairman of the Board of T-Mobile, U.S.A. and Chairman and Chief Executive Officer of Western Wireless Corporation and their predecessor companies since 1992. Prior to this, he served as a director of McCaw Cellular Communications, Inc. from 1987 to 1994, serving as Vice Chairman from 1988 to 1991. Mr. Stanton also serves as a director of Columbia Sportswear, and as a Trustee of Whitman College. He holds a B.A. in Political Science from Whitman College and an M.B.A. from Harvard Business School.

Peter H. van Oppen.    Mr. van Oppen, 51, has served as a director of ADIC since 1984. His current term as director expires in 2005. He has served as Chairman of the Board and Chief Executive Officer since 1994, overseeing ADIC’s transition to an independent, publicly traded company in 1996. From 1985 to 1996, he served in various positions including Chairman of the Board, President and Chief Executive Officer of Interpoint Corporation, which owned ADIC from 1994 to 1996. In October 1996, Interpoint Corporation was acquired by Crane Co. Prior to 1985, he was a consultant at Price Waterhouse LLP and Bain & Company. He serves as a director of several public and private entities, including Western Wireless Corporation, the Seattle Branch of the Federal Reserve Bank of San Francisco and The Basketball Club of Seattle. He currently also serves as a director of Key Technology, Inc., but has announced his intention to resign from that post due to his other commitments when they are able to identify a suitable successor. Mr. van Oppen is a Trustee of Whitman College, and a member of the American Institute of Certified Public Accountants on inactive status. He holds a B.A. in Political Science from Whitman College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

There are currently six members of our Board of Directors. With the exception of Mr. van Oppen, who serves as the Company’s Chief Executive Officer, all of our current directors are “independent” as defined by NASDAQ. The independent directors regularly have the opportunity to meet without Mr. van Oppen in attendance, and the Board of Directors recently created the position of lead independent director. During the last fiscal year, there were five meetings of the Board of Directors, and all directors attended at least 75% of all board meetings and meetings of committees of which they were members. The Company does not have a specific policy regarding attendance at the annual shareholder meeting; however, all directors are encouraged to attend if available, and the Company tries to ensure that at least one independent director is present at the annual meeting and available to answer any shareholder questions. Directors van Oppen and Bayley were present at last year’s annual meeting.

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The current charters of each of these committees, as well as of the lead independent director, are available on the Company’s Internet site,

www.adic.com/corporategovernance. Also posted on that site is a description of the process for shareholders to send communications to the Board.

Audit Committee

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight or the Company’s independent auditor. A copy of the charter of the Audit Committee, which specifies the other responsibilities and powers of the committee, is attached as Appendix A to this Proxy Statement.

During the past fiscal year, the Audit Committee was composed of Messrs. Walker, Bayley and Stanton. Effective as of the annual meeting, the committee will be composed of Messrs. Walker, Stanton and Higgins. All of the members of the Company’s Audit Committee during the past fiscal year, and all of the members who will be appointed for the current fiscal year, are independent in accordance with applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards. Each former and current member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Walker and Mr. Stanton are both “audit committee financial experts” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. During the last fiscal year, the committee met five times.

Compensation Committee

The purpose of the Compensation Committee is to determine the salary and bonus to be paid to the Company’s Chief Executive Officer and review the salaries and bonuses for the Company’s other executive officers. The committee also administers the Company’s stock option plans and meets either independently or in conjunction with the Company’s full Board of Directors to grant options to eligible individuals in accordance with the terms of the plans. During the past fiscal year, the Compensation Committee was composed of Messers. Alberg, Bayley and Walker, and following the annual meeting the Compensation Committee will be composed of Messrs. Alberg, Bayley and Higgins. Each of the committee members is independent in accordance with applicable NASDAQ listing standards. During the last fiscal year, the committee met four times.

Lead Independent Director

The Board of Directors established the position of Lead Independent Director, effective as of the annual meeting. Mr. Bayley was appointed to serve in this position. The Lead Independent Director assists the Chairman and the remainder of the Board in assuring effective corporate governance. The Lead Independent Director’s responsibilities also include assisting the Chairman in reviewing the functions of board committees and recommending the creation or discontinuance of committees, considering questions of potential conflicts of interest, acting as a resource on governance matters, and acting as the spokesperson for the Company in the event of the absence or incapacity of the Chairman.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating Committee is to identify and recommend individuals to be presented to the Company’s shareholders for election or re-election. During the past fiscal year the Nominating Committee was composed of Messrs. Bayley, Stanton and van Oppen. Effective as of the

annual meeting, the committee will be composed of Messrs. Alberg, Bayley, Higgins, Stanton and Walker, all of whom are independent in accordance with applicable NASDAQ listing standards. Effective at that time, the scope of the responsibilities of the committee will also be broadened to include corporate governance matters and the committee will be renamed the “Nominating and Corporate Governance Committee.” During the last fiscal year, the committee met one time.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders with respect to elections to be held at an annual meeting. In accordance with the Company’s Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to Secretary of the Company not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

•	information regarding the shareholder making the nomination, including name, address, and number of shares of ADIC that are beneficially owned by the shareholder;

•	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected, and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC’s proxy rules if the person had been nominated for election by the Board of Directors;

•	a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors and executive officers may also recommend director nominees to the Nominating and Corporate Governance Committee. The committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. These criteria include the candidate’s experience, skills and personal accomplishments, as well as other factors that are listed as an appendix to the Nominating and Corporate Governance Committee charter, which is posted on the Company’s internet site,

www.adic.com/corporategovernance. The committee has not in the past retained any third party to assist it in identifying candidates.

COMPENSATION OF DIRECTORS; STOCK OPTION PROGRAM

Nonemployee directors are paid a retainer of $3,000 per quarter and $500 for each Board of Directors meeting attended. Committee members are paid $500 for each meeting attended that is not part of a regularly scheduled Board of Directors meeting. The employee director is not paid any fees for serving as a member of the Board of Directors or any committee. Effective the beginning of 2004, the cash compensation paid to non-employee directors will be an annual retainer of $15,000, payable in quarterly installments (with no additional per meeting fees). In addition to this amount, the chair of the Company’s Audit Committee and the lead independent director will be paid an additional $2,500 annual retainer, also payable in quarterly installments.

Pursuant to a program administered under ADIC’s 1999 Stock Incentive Compensation Plan (the “Program”), each director who is not an employee of the Company (an “Eligible Director”) will automatically receive a nonqualified stock option to purchase 24,000 shares of common stock upon his or her initial election or appointment. Such options vest in four equal annual installments of 6,000 shares each beginning one year after the date of grant, and expire after five years. The Program also provides for an automatic annual grant of options to purchase 6,000 shares of common stock to each Eligible Director on the date of each annual meeting of shareholders. Such options granted to Eligible Directors vest on the date of the next annual meeting of shareholders and expire after five years. However, commencing with the annual grants made on the date of the annual meeting these options will expire after ten years. The 1999 Stock Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its Team Members, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted on the Company’s Internet site, www.adic.com/corporategovernance. The Company intends to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code with respect to the Company’s Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on its Internet site.

PROPOSAL TO APPROVE AN AMENDMENT TO THE

ADIC 1999 STOCK INCENTIVE COMPENSATION PLAN AND TO REAPPROVE CERTAIN PERFORMANCE GOALS UNDER THE PLAN FOR SECTION 162(m) PURPOSES

The 1999 Stock Incentive Plan (the “1999 Plan”) provides a means whereby selected Team Members, directors, officers, consultants, advisors, agents and independent contractors of the Company may be granted stock awards, nonqualified stock options (“NSOs”) or incentive stock options (“ISOs”) to purchase shares of common stock.

The Board believes that equity incentives have contributed substantially to the Company’s ability to attract, retain and stimulate the performance of Team Members, officers and directors. To date, only NSOs have been granted under the 1999 Plan; no stock awards or ISOs have been granted. However, because of recent accounting pronouncements and anticipated rule changes regarding expensing of stock options and other equity awards, the Board believes it is important to structure the Company’s equity incentive programs in a way that will effectively continue to meet these objectives, and also be efficient from an expense perspective. While the Board and the Compensation Committee are only beginning to consider potential changes to the company’s equity incentive granting practices, the Board feels that it is important to have flexibility in the nature of equity incentives available. Accordingly, on December 10, 2003, the Board unanimously adopted an amendment to the 1999 Plan that, subject to shareholder approval, would authorize an increase in the limit on the number of shares that may be issued as stock awards from 200,000 shares to 1,200,000 shares. The Company is submitting this amendment to the 1999 Plan to the shareholders for approval. This change does not affect the total number of shares authorized for issuance under the 1999 Plan as previously approved by shareholders. Approximately 600 persons are eligible to participate in the 1999 Plan. On January 12, 2004, approximately 2,686,000 shares of common stock were available for future grant under the 1999 Plan, and options to purchase approximately 5,057,000 shares were outstanding. On that date, the average of the high and low sale prices of the common stock was $17.10 per share, as reported by the Nasdaq National Market.

The 1999 Plan was also amended to (a) impose a requirement that the term of all options be no longer than ten years, (b) prohibit the repricing of options without shareholder approval and (c) eliminate the provisions relating to awards of options to nonemployee directors, which in the future will be granted under the discretionary authority of the Plan Administrator. Beginning with this year’s annual meeting, the Board has adopted a program under the 1999 Plan pursuant to which nonemployee directors will receive equity awards as described above under “COMPENSATION OF DIRECTORS; STOCK OPTION PROGRAM.” The awards provided for in this program are identical to the option awards previously made to nonemployee directors under the provisions of the plan, except that the term of the options granted will be ten years rather than five years.

We are also submitting for shareholder reapproval under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), certain performance goals for awards of common stock or awards denominated in units of common stock. Pursuant to Section 162(m) of the Code, in order for us to be able to deduct compensation in excess of $1 million, if any, paid in any year to the Company’s Chief Executive Officer or the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance criteria be approved by the Company’s shareholders every five years. The material terms of the criteria for performance-based awards of common stock or common stock units that may be granted under the 1999 Plan are described below.

A copy of the 1999 Plan as amended and restated is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description is a summary of the material terms of the 1999 Plan as amended and restated and does not purport to be a complete description. See Appendix B for more detailed information.

Description of the 1999 Plan

The 1999 Plan is administered by the Board or a designated committee (the “Plan Administrator”). Subject to the terms of the 1999 Plan, the Plan Administrator determines the terms and conditions of options granted under the 1999 Plan, including the exercise price of options. The 1999 Plan provides that the Plan Administrator must establish an exercise price for options that is not less than the fair market value per share at the date of grant. The term of each option cannot exceed ten years from the date of grant and, unless otherwise established by the Plan Administrator, each option vests at a rate of 25% per year over a four-year period. The Plan Administrator has established a five-year term for the large majority of all options that have been granted under the 1999 Plan to date. To date, no ISOs have been granted under the 1999 Plan.

The Plan Administrator is also authorized to make awards of common stock or awards denominated in units of common stock on such terms and conditions and subject to such restrictions, if any, as the Plan Administrator determines, in its sole discretion. These awards may be based on continuous service with the Company, or they may be performance-based upon achievement of goals related to profits, revenue or profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies. To date, no stock awards have been issued under the 1999 Plan.

The 1999 Plan authorizes the issuance of 8,000,000 shares of common stock, subject to adjustment from time to time for stock splits, stock dividends and certain other changes in capitalization as provided in the 1999 Plan. Shares subject to awards granted under the 1999 Plan that have lapsed or terminated are available for future awards under the plan. Under the 1999 Plan, no more than 1,200,000 shares may be issued as stock awards, subject to stockholder approval of this proposal. In addition, no individual may receive more than 400,000 shares subject to awards in a single fiscal year, except that the Company can make additional one-time grants of up to 800,000 shares to newly hired individuals in any fiscal year.

No stock award or option may be transferred by the participant other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the Plan Administrator.

Unless otherwise determined by the Plan Administrator, an optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 1999 Plan) may exercise the portion of the option that is vested as of the date of termination prior to the earlier of the option’s specified expiration date and the three-month period following such cessation. Unless otherwise determined by the Plan Administrator, in the event the optionee is terminated for cause, the options terminate upon the optionee’s notification of such cause. Unless otherwise determined by the Plan Administrator, in the event the optionee retires, dies or becomes disabled, the portion of the option that is vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s termination date. Notwithstanding the foregoing, if the optionee dies after termination but while the option is still otherwise exercisable, the portion of the option that is vested as of the date of termination may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of death, unless the Plan Administrator determines otherwise.

The exercise price for shares purchased under options may be paid by cash or check or, unless the Plan Administrator determines otherwise, by any combination of cash or check, shares of already-owned common stock, a broker-assisted cashless exercise (to the extent permitted by law) or such other consideration as the Plan Administrator may permit.

Except as otherwise provided in the instrument evidencing the award, in the event of certain corporate transactions, including certain mergers or a sale of substantially all the assets or a liquidation of the Company, the vesting of each option outstanding will automatically accelerate so that it will, immediately prior to such corporate transaction, become 100% vested, except that options will not so accelerate if and to the extent that such options are, in connection with the corporate transaction, either to be assumed by the successor corporation (as defined in the 1999 Plan) or to be replaced with comparable awards for the purchase of shares of the capital stock of the successor corporation. The vesting of any options that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time will accelerate in the event the participant’s employment or other services subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the successor corporation for cause or by the participant voluntarily without good reason (as defined in the 1999 Plan).

The Board may amend, suspend or terminate the 1999 Plan at any time, except that, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval is required for any amendment that would (a) increase the number of shares available for issuance, (b) modify the class of persons eligible to receive options or (c) otherwise require shareholder approval under any applicable law or regulation. The 1999 Plan has no fixed expiration date, except that no ISOs may be granted under the 1999 Plan more than ten years after the adoption by the Board of any amendment to the plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Other than adjustments as a result of stock splits, stock dividends and the like, the amendment or termination of the 1999 Plan or the amendment of an outstanding award will not, without the participant’s consent, impair or diminish any right or obligations under any outstanding award. Shareholder approval is required for any amendment to an outstanding option that constitutes a “repricing” under applicable law, regulation, stock exchange rule or generally accepted accounting principles.

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 1999 Plan are discretionary. However, please refer to the table “Option Grants In Last Fiscal Year” below, which sets forth the option grants made to the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company in the last fiscal year, and please refer to the description of grants made to the Company’s nonemployee directors in the last fiscal year under the heading “COMPENSATION OF DIRECTORS; STOCK OPTION PROGRAM” above.

U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted an option or stock award under the 1999 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

NSOs.    No income will be recognized by an optionee upon the grant of an NSO.

Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

ISOs.     No income will be recognized by an optionee upon the grant of an ISO.

The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (12 months in the case of permanent and total disability, as defined in the Code).

Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price). Additionally, the optionee will have short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

With respect to both NSOs and ISOs, special rules apply if an optionee uses already-owned shares to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture.

Stock Awards.    Depending on the terms of the award, taxable ordinary income may or may not be recognized by the participant upon the grant of the award.

For stock awards subject to vesting and other similar restrictions, the participant will recognize ordinary income when the shares cease to be subject to the restrictions in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. The participant may elect, under Section 83(b) of the Code, to recognize ordinary income at the time of the transfer in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. In that case, no additional income is recognized upon a lapse of the restrictions on the shares, but if the shares are subsequently forfeited, the participant may not deduct the income recognized at the time of receipt of the shares, and will have a capital loss equal to the amount paid for the shares.

For stock awards that are not subject to restrictions, other than restrictions on transfer, the participant generally recognizes ordinary income at the time of receipt. The holding period for the shares begins at the time income is recognized for federal income tax purposes, and the tax basis in the shares is the amount of ordinary income so recognized plus the amount, if any, paid for the shares. Any dividends received on the restricted shares prior to the date income is recognized as described above would be taxable ordinary income when received.

Company Deduction.    In all the foregoing cases, the Company will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations, is Section 162(m) of the Code; however, the 1999 Plan has been drafted to allow compliance with Section 162(m) of the Code.

Tax Withholding.    The Company may require the participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any award. Subject to the 1999 Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of common stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of common stock (already owned by the participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes). The Company has the right to withhold from any award or any shares of common stock issuable pursuant to an award or from any cash amounts otherwise due or to become due from the Company to the participant an amount equal to such taxes.

The Board recommends that shareholders vote FOR approval of the amendment to the ADIC 1999 Stock Incentive Compensation Plan and reapproval of certain performance goals under the plan.

PROPOSAL TO APPROVE AMENDMENTS TO THE

ADIC 1997 STOCK PURCHASE PLAN

The Company’s 1997 Stock Purchase Plan (the “Purchase Plan”) provides a means for eligible Team Members of the Company and its subsidiaries to purchase shares of common stock on favorable terms through payroll deductions. The Board believes that the Purchase Plan promotes the interests of the Company and its shareholders by assisting the Company in attracting and retaining Team Members and by aligning Team Members’ interests though their purchases of common stock with the interests of the Company’s shareholders.

At its meeting on December 10, 2003, the Company’s Board approved, subject to shareholder approval, amendments to the Purchase Plan that would increase the number of shares authorized for issuance thereunder by 1,500,000 shares for an aggregate of 3,500,000 shares and would extend the termination date of the Purchase Plan from August 20, 2007 to December 10, 2013, which is ten years from the date of Board approval of the amendments. As of January 12, 2004 and without including the 1,500,000 additional shares authorized for issuance under the Purchase Plan as proposed to be amended, 616,498 shares remained available for purchase under the Purchase Plan.

Since the commencement of purchase periods under the Purchase Plan in 1998, an average of 125,000 shares of common stock have been issued at the end of each six month purchase period, although the number of shares purchased in each six month purchase period has varied significantly depending upon the market price of the Company’s common stock and the number of Team Members participating in the Purchase Plan.

A copy of the Purchase Plan as amended and restated is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The following description is a summary of the material terms of the Purchase Plan as amended and restated and does not purport to be a complete description. See Appendix C for more detailed information.

Description of the Purchase Plan

Shares Subject to the Purchase Plan.    An aggregate of up to 3,500,000 shares of common stock are authorized for issuance under the Purchase Plan, subject to adjustment from time to time for stock splits, stock dividends and certain other changes in capitalization as provided in the Purchase Plan.

Administration.    The Purchase Plan is administered by the Compensation Committee of the Board (the “Committee”), except to the extent administrative authority is delegated to an executive officer of the Company in accordance with the terms of the Purchase Plan (the “Plan Administrator”). The Plan Administrator is authorized to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary, subject to the requirements of the Purchase Plan and Section 423 of the Code.

Eligibility.    The Purchase Plan is an employee benefit program that enables eligible Team Members to purchase shares of common stock at a discount through payroll deductions without incurring broker commissions. To participate, a Team Member must have been employed for at least one month, and his or her customary employment must be for more than 20 hours per week and more than five months in any calendar year; however, the Plan Administrator has the discretion to change these eligibility requirements for subsequent offering periods within certain limitations provided in the Purchase Plan. A Team Member is not eligible to continue participation in the Purchase Plan if his or her employment is voluntarily or involuntarily terminated, or if the Team Member owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. As of January 12, 2004, approximately 1,100 of the Company’s Team Members were eligible to participate in the Purchase Plan, including the Chief Executive Officer and each of the other four most highly compensated executive officers. Nonemployee directors of the Company are not eligible to participate in the Purchase Plan.

Stock Purchases.    The Purchase Plan is divided into six-month offering periods, beginning on March 1 and September 1 of each year. During these offering periods, participating Team Members accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than $10 nor more than 10% of the Team Member’s wages during each payroll period within the offering period. Purchase periods commence on March 1 and September 1 of each year. The Board or the Committee may establish offering periods and purchase periods with different commencing dates and different terms, except that no offering period can exceed 24 months. To date, the Purchase Plan has been implemented with two coextensive six-month offering and purchase periods each year.

On the last business day of each purchase period (the “Purchase Date”), the Team Member’s accumulated funds are used to purchase as many shares of common stock as his or her accumulated payroll deductions will allow, at the purchase price. The purchase price is 85% of the lesser of the market price of the common stock on (i) the first business day of the offering period and (ii) the Purchase Date. The Board or the Committee may establish higher purchase prices for subsequent offering periods. No participant may purchase more than $25,000 in fair market value of common stock for any calendar year under the Purchase Plan. On January 12, 2004, the average of the high and low sale prices of the common stock was $17.10 per share, as reported by the Nasdaq National Market.

Term, Termination and Amendment of the Purchase Plan.    The Plan will terminate on December 10, 2013. The Board or the Committee has the power to amend the Purchase Plan as it deems advisable, except that, to the extent required for compliance with Section 423 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which options may be granted under the Purchase Plan, (b) modify the class of employees eligible to receive options under the Purchase Plan within the meaning of Section 422 of the Code, or (c) otherwise require shareholder approval under any applicable law or regulation. The Board may suspend or terminate the Purchase Plan at any time, but such termination will have no effect on outstanding options, except that the Board may terminate the Purchase Plan or any offering period and purchase period then in progress if the Board determines that termination of the Purchase Plan and/or the offering period is in the best interest of the Company and the shareholders or if continuation of the Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges as a result of a change in accounting rules.

Federal Income Tax Consequences

The Company intends that the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Section 423 allows an employer to grant “options” to its employees to purchase company stock at a stipulated price without having the employee realize taxable income at the time the option is granted or when exercised. Under Section 423, the Company is deemed to have granted an option on the first day of an offering period, and the Team Member is deemed to have exercised the option on the Purchase Date. The basis of the stock received on exercise of an option under the Purchase Plan is the price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of common stock acquired under the Purchase Plan equal to the later of two years after the first day of an offering period and one year after the Purchase Date. When the common stock is sold after this holding period, the Team Member will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the market price of the common stock as of the first day of an offering period. Any further gain is taxed at capital gain rates. If the common stock is sold before the holding period expires, the Team Member will realize ordinary income to the extent of the difference between the price actually paid for the stock and the market price of the stock on the Purchase Date, regardless of the price at which the stock is sold. If the sale price is less than the market price of the common stock on the Purchase Date, the Team Member will realize a capital loss equal to such difference.

The Company may not take a deduction for the difference between the market price of the common stock and the purchase price paid for the common stock by the Team Member unless the Team Member disposes of the stock before the statutory holding periods expire.

The Board recommends that shareholders vote FOR approval of the amendments to the ADIC 1997 Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the Company’s equity compensation plans in effect as of October 31, 2003 that provide for the award of securities or the grant of options, warrants or rights to purchase the securities to employees of the Company or its subsidiaries or to any other person.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
Equity compensation plans approved by security holders	7,170,787		$13.73		3,809,469	(1)(2)(3)

Equity compensation plans not approved by security holders	811,788	(4)	$13.03	(4)	137,362

Total	7,982,575		$13.66		3,946,831	(1)(2)(3)

(1)	Under the 1999 Stock Incentive Plan, a maximum of 200,000 shares of common stock may be issued as stock awards. As described above in this Proxy Statement, it is proposed that the limit on the number of shares that may be issued as stock awards be increased to a maximum of 1,200,000 shares. To date, no stock awards have been issued under this Plan.

(2)	Includes 616,498 shares of common stock that may be issued under the Company’s 1997 Stock Purchase Plan, which is intended to qualify under Section 423 of the Code. Does not include the 1,500,000 additional shares proposed to be authorized for issuance under this Plan as described above in this Proxy Statement.

(3)	Pursuant to a program administered under the Company’s 1999 Stock Incentive Plan (the “Program”) each director who is not an employee of the Company (an “Eligible Director”) will automatically receive a nonqualified stock option to purchase 24,000 shares of common stock upon his or her initial election or appointment. The Program also provides for an automatic annual grant of options to purchase 6,000 shares of common stock to each Eligible Director on the date of each annual meeting of shareholders.

(4)	In connection with the acquisition of Pathlight Technologies, Inc. in May 2001, the Company assumed stock options that had been issued by Pathlight. As of October 31, 2003, assumed options to purchase 100,697 shares of common stock remained outstanding. These outstanding assumed options have a weighted average exercise price of $2.53 per share. If an assumed option is not exercised, no additional option to purchase shares of our common stock will be issued in place of such unexercised option. The above table does not include any information about these assumed options.

Description of Equity Compensation Plans Not Approved by Shareholders

2002 Team Member Retention Stock Option Plan

The Company’s corporate philosophy is to pay salaries at a rate that is at the low end of competitive rates and grant options to enhance retention of key personnel. The depressed price of the Company’s stock following the September 2001 terrorist attacks and ensuing economic downturn dramatically reduced the retention incentives provided by then outstanding stock options and exposed the Company to potential loss of key personnel. In response to these concerns, on May 15, 2002, the Company’s Board unanimously adopted the 2002 Team Member Retention Stock Option Plan (the “Team Member Retention Plan”), which authorized the issuance of up to 540,000 shares of the Company’s common stock upon exercise of options granted under the plan.

On the date the plan was approved by the Board, the Compensation Committee, as Plan Administrator, approved one-time special retention grants of options covering all 540,000 shares available under the plan to 39 non-executive key Team Members. None of the Company’s executive officers received option grants under this plan. All options granted under this plan vest at a rate of 25% per year over a four-year period, have a term of five years from the date of grant, and an exercise price of $8.37 per share, which was the fair market value of the Company’s common stock on the grant date. As of October 31, 2003, options to purchase 485,750 shares remained outstanding under this plan. Shares subject to options granted under the Team Member Retention Plan that have lapsed or terminated do not become available for future option grants and no further grants will be made under the plan. Restrictions relating to transferability of the options granted under the Team Member Retention Plan and the terms on which they may be exercised in the event the optionee’s relationship with the Company ceases are substantially similar to those described under the description of the Company’s 1999 Stock Incentive Plan above.

Special Director Option Grants

As of October 31, 2003, options to purchase 10,800 shares remained outstanding under special option grants that were made to the Company’s nonemployee directors in August 2000. These options were granted to in connection with a Company-wide adjustment stock option grant. These option grants are administered by the Compensation Committee of the Board (the “Plan Administrator”). The term of each option is five years from the date of grant, and the options vested one year from the date of grant. Restrictions relating to transferability of these options and the terms on which they may be exercised in the event the optionee’s relationship with the Company ceases are substantially similar to those described under the description of the Company’s 1999 Stock Incentive Plan above.

1999 Team Member Plan

In connection with the acquisition of MountainGate Imaging Systems Corporation in August 1999, ADIC assumed MountainGate’s stock option plan. This plan, which was subsequently renamed the 1999 Team Member Plan, had been approved by MountainGate’s shareholders. As of October 31, 2003, options to purchase 315,238 shares of common stock were outstanding under this plan at an average exercise price of $20.21 per share, and 137,362 shares remained available for future grant. All options granted under this plan vest at a rate of 25% per year over a four-year period, have a term of five years from the date of grant, and must be granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date. Restrictions relating to transferability of the options granted under the 1999 Team Member Plan and the terms on which they may be exercised in the event the optionee’s relationship with the Company ceases are substantially similar to those described under the description of the Company’s 1999 Stock Incentive Plan above.

EXECUTIVE OFFICERS

The following are the Company’s executive officers who will serve in the capacities noted until their successors are appointed or until resignation or removal:

Name	Age	Position
Peter H. van Oppen	51	Chairman of the Board and Chief Executive Officer
Charles H. Stonecipher	42	President
William C. Britts	45	Executive Vice President, Sales and Marketing
Jon W. Gacek	42	Senior Vice President and Chief Financial Officer
Linda A. Schoemaker	40	Senior Vice President and General Counsel

Each executive officer of the Company is appointed annually by the Board of Directors. For a biographical summary of Mr. van Oppen see, “Continuing Directors.”

Charles H. Stonecipher.    Mr. Stonecipher has served as President of ADIC since 1997. He served as Senior Vice President and Chief Operating Officer of ADIC from 1995 to 1997, and he also served as Chief Operating Officer from 1997 to 2003. Prior to this, he served as Vice President, Finance and Administration and Chief Financial Officer of Interpoint from 1994 to 1995. Prior to joining Interpoint, Mr. Stonecipher worked as a Manager at Bain & Company in San Francisco from 1989 to 1994. He holds B.S. and M.S. degrees in Mechanical Engineering from Stanford University, where he graduated Phi Beta Kappa, and an M.B.A. from Harvard Business School.

William C. Britts.    Mr. Britts has served as Executive Vice President, Sales and Marketing of ADIC since 1998, as Vice President, Sales and Marketing from 1995 to 1997 and Director of Marketing of ADIC in 1994. For seven years prior to joining ADIC, Mr. Britts served in a number of marketing and sales positions with Raychem Corporation and its subsidiary, Elo TouchSystems. He holds B.S. and M.S. degrees in Mechanical Engineering from Virginia Polytechnic Institute and an M.B.A. from Harvard Business School.

Jon W. Gacek.    Mr. Gacek joined ADIC as Senior Vice President and Chief Financial Officer in November 1999. Prior to joining ADIC, he was an audit partner at PricewaterhouseCoopers LLP and led their Seattle Office Technology Practice. He joined Price Waterhouse in 1985 and was admitted as a partner in 1996. While at PricewaterhouseCoopers LLP, Mr. Gacek assisted several private equity investment firms, with a number of mergers, acquisitions, leveraged buyouts and other transactions. He has additional experience in early stage venture-backed companies. Mr. Gacek is a director of Loud Technologies Inc., a public company. He holds a B.A. in Accounting from Western Washington University.

Linda A. Schoemaker.    Ms. Schoemaker joined ADIC as Senior Vice President and General Counsel in December 2000. Prior to joining ADIC she was a partner in the law firm Perkins Coie LLP, and a member of the firm’s Executive Committee. Her practice focused on corporate finance, including public offerings, mergers and acquisitions, and venture capital. She joined Perkins Coie LLP in September 1989 and was admitted as a partner in January 1996. Ms. Schoemaker holds an A.B. in Social Studies from Harvard University and received her J.D. from the University of Michigan. Subsequent to the end of the fiscal year, Ms. Schoemaker notified the Company of her intention to resign before the date of the annual meeting.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s Chief Executive Officer (the “CEO”) and the other executive officers of the Company (together with the CEO, the “named executive officers”) during the fiscal years ended October 31, 2003, 2002 and 2001.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Other Annual Compensation($)	Securities Underlying Options (#)	All Other Compensation (2)($)
Peter H. van Oppen Chairman and Chief Executive Officer	2003 2002 2001	340,000 340,000 330,533	240,000 — —	— — —	40,000 100,000 150,000	6,552 6,052 5,802

Charles H. Stonecipher President and Chief Operating Officer	2003 2002 2001	292,500 288,030 276,123	185,000 — —	— — —	30,000 80,000 125,000	6,552 6,052 5,802

William C. Britts (3) Executive Vice President, Sales and Marketing	2003 2002 2001	257,500 253,029 232,231	162,225 — —	94,586 — —	30,000 80,000 85,000	2,952 2,752 5,802

Jon W. Gacek Senior Vice President and Chief Financial Officer	2003 2002 2001	233,077 213,029 204,077	130,000 — —	— — —	40,000 80,000 50,000	6,602 5,996 5,986

Linda A. Schoemaker (4) Senior Vice President and General Counsel	2003 2002 2001	215,000 212,019 174,846	85,000 — 165,769	— — —	20,000 65,000 200,000	6,552 6,052 5,653

(1)	Consists of ADIC Bonus Plan awards and a signing bonus as noted below.

(2)	For fiscal year 2003, consists of matching contributions to ADIC’s 401(k) plan of $6,000 for Messrs. van Oppen and Stonecipher and Ms. Schoemaker, $6,078 for Mr. Gacek and $2,400 for Mr. Britts. Also includes amounts paid for term life insurance of $552 each for Messrs. van Oppen, Stonecipher and Britts and Ms. Schoemaker, and $524 for Mr. Gacek.

(3)	Other annual compensation for Mr. Britts for fiscal year 2003 relates to living expenses incurred in connection with his temporary assignment to Europe, and consists of $57,829 for rent and related housing expenses, $25,800 for cost of living adjustment, and $10,957 for an automobile lease and related expenses.

(4)	Ms. Schoemaker joined ADIC in December 2000. Her bonus for fiscal year 2001 consisted of a signing bonus of $90,769 and a guaranteed bonus of $75,000 under the ADIC Bonus Plan.

Option Grants In Last Fiscal Year

The following table sets forth certain information regarding options granted during the fiscal year ended October 31, 2003 to the named executive officers under the Company’s stock option plans.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Team Members in Fiscal Year	Exercise Price Per Share ($)	Expiration Date	Grant Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%($)	10% ($)
Peter H. van Oppen	40,000	4.2%	$10.165	8/13/2013	8/13/2003	$255,709	$648,016

Charles H. Stonecipher	30,000	3.2	10.165	8/13/2013	8/13/2003	191,781	486,012

William C. Britts	30,000	3.2	10.165	8/13/2013	8/13/2003	191,781	486,012

Jon W. Gacek	10,000 30,000	1.1 3.2	5.960 10.165	2/12/2013 8/13/2013	2/12/2003 8/13/2003	37,482 191,781	94,987 486,012

Linda A. Schoemaker	20,000	2.1	10.165	8/13/2013	8/13/2003	127,854	324,008

(1)	These options vest in four equal annual installments beginning one year after the date of grant. The per share exercise price represents the fair market value of the common stock on the date of grant.

(2)	Future value of current year grants assuming appreciation of 5% and 10% per year over a ten-year option period.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

The following table sets forth certain information regarding options exercised in fiscal 2003 and options held as of October 31, 2003 by each of the named executive officers.

Name	Shares Acquired on Exercise	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at October 31, 2003 (#)		Value of Unexercised In-the-Money Options at October 31, 2003 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. van Oppen	60,000	$149,625	370,000	280,000	$966,345	$1,485,765
Charles H. Stonecipher	125,000	777,722	259,500	211,500	751,397	1,176,974
William C. Britts	205,000	851,150	143,000	216,000	366,003	1,268,426
Jon W. Gacek	20,000	169,904	261,100	203,700	403,775	1,105,875
Linda A. Schoemaker	7,500	67,619	108,750	168,750	198,888	726,875

(1)	Value realized is determined by subtracting the exercise price from the fair market value on the date the options were exercised and multiplying the resulting number by the number of underlying shares of common stock.

(2)	Value is calculated based on the difference between the option exercise price and the fair market value of the common stock as of October 31, 2003, times the number of shares for those shares which are in-the-money.

REPORT OF THE COMPENSATION COMMITTEE

ON ANNUAL COMPENSATION

The basis of the Board of Directors’ Compensation Committee decision making with respect to executive officer compensation consists of four key elements: (a) attracting, motivating and retaining key executives critical to the Company’s success, (b) aligning the interests of the executives with the interests of the shareholders, (c) reflecting ADIC’s performance, and (d) promoting excellent performance and attainment of corporate and personal goals by rewarding executives for their individual performance. The executive compensation package is designed to provide incentives for both short and long-term performance through base salary, bonuses based on Company performance and attainment of goals, and stock option grants.

Base Salary.    In evaluating and setting salaries, the committee relies upon periodic surveys that provide data by industry and size of company, as well as knowledge of local pay practices as reported in financial periodicals or through information otherwise accessible to the committee. The committee believes that the base salary of the CEO is set at an amount which is somewhat below salaries paid to executives of companies of comparable size in similar industries or located within the local geographical region. In evaluating salaries for executive officers, the committee also considers a review of performance and a general review of the Company’s financial and stock price performance. The base salary for executive officers is reviewed annually, typically in August. Adjustments in the base salary of executive officers may also be considered at other times during the year if warranted by changing responsibilities or other factors. In light of anticipated payments under ADIC’s Bonus Plan for fiscal year 2003 based on the Company’s financial performance to date in the fiscal year, as well as current economic and job market conditions, at the review of executive officer compensation in August 2003, the committee adopted Mr. van Oppen’s recommendation that his base salary and the base salaries of the other executive officers not be increased. This marked the second year in a row that Mr. van Oppen’s base salary was not increased.

Bonuses.    The ADIC Bonus Plan (the “Bonus Plan”) is a noncontributory plan that covers all ADIC Team Members except certain personnel based outside the United States and commissioned sales staff. Bonus payments under the Bonus Plan are based upon achievement of corporate performance goals established at the beginning of the fiscal year, which are primarily tied to operating profit, sales growth and profitability during the year, and which are established in the context of the Company’s strategic plan for the year. The Bonus Plan payment targets are also set at the beginning of the year as a percentage of base compensation depending upon the Team Member’s level of responsibility, with target levels beginning at a level of 8% of base salary. For fiscal year 2003, the Bonus Plan payment target established for the Company’s CEO was a maximum of 100% of base compensation and for other executive officers ranged from 50% to 80% of base compensation. These target percentages remained unchanged for fiscal year 2004. For the CEO and other senior managers, the committee frequently specifies a threshold level of performance that must be attained before any bonuses are awarded. Because the threshold level was not met in fiscal year 2002 or 2001, no payouts were made to the CEO or other senior managers under the Bonus Plan in those years, except for certain guaranteed payments to new hires.

Bonus payments under the Bonus Plan are typically paid in a single, annual payment following the end of the fiscal year and an assessment of whether the corporate performance goals have been met. Bonus payments may also be adjusted, especially at the officer level, based on individual performance and other subjective factors. During fiscal year 2003, following the Company’s record second quarter revenues, which exceeded $100 million for the quarter for the first time in the Company’s history, the committee approved a special, one-time early payout under the Bonus Plan to all participants, including the Company’s CEO and other executive officers, of 20% of their target bonus. Following the conclusion of the fiscal year, the Compensation Committee approved payment of bonuses at the 90% level (including the early 20% distribution mentioned above) before individual adjustments, in recognition of the Company’s substantial achievement of its fiscal year 2003 financial goals. However, in light of a change in the Bonus Plan two years ago that significantly increased the target bonus levels for the Company’s most senior officers, and in order to achieve a balance between absolute dollar amounts of bonuses paid to these individuals and Company performance, Mr. van Oppen recommended lower payout levels for several officers, including himself. In accordance with his recommendation, the Committee approved a bonus of $240,000 for Mr. van Oppen, equal to 71% of his base salary. The Bonus Plan payments are presented in the Summary Compensation Table under the heading “Bonus.”

Stock Option Grants.    The Company provides its executive officers with long-term incentives through the 1999 Stock Incentive Plan and predecessor stock option plans. The stock option plans are a tool used to provide incentives which will attract and retain key executives and employees, thereby maximizing shareholder value. The committee relies upon surveys and general familiarity with the proportion of shares available for stock options in similar technology-based companies to determine appropriate grant levels. Typically annual grants to executive officers are made in August of each year, concurrent with the normal annual performance review and any adjustments to base salary as described above. During 2003, in the context of uncertainty regarding evolving accounting requirements relating to expensing of stock options, and changing competitive option granting practices, the committee reduced the group of the Company’s Team Members who were eligible to receive an annual option grant, and generally granted a smaller number of options to those Team Members who continued to be eligible for option grants. The committee awarded the Chief Executive Officer options to purchase 40,000 shares of common stock. The terms of this option are described above in the table captioned “Option Grants in Last Fiscal Year.”

Compensation Committee

Christopher T. Bayley, Chairman

Tom A. Alberg

Walter F. Walker

COMPENSATION COMMITTEE INTERLOCKS

Chief Executive Officer Peter van Oppen is a director of the Basketball Club of Seattle, L.L.C., owner of the Seattle Sonics and Seattle Storm basketball team, an entity for which Mr. Walker is Chief Executive Officer. Mr. Walker is a director and a member of the Compensation Committee of the Company’s Board of Directors. Although Mr. van Oppen is not a member of the compensation committee of the Sonics Board of Directors, this relationship constitutes a Compensation Committee interlock. Effective on the date of the annual meeting, Mr. Walker will no longer be a member of the Compensation Committee and this interlock will be eliminated.

PERFORMANCE GRAPH

The following graph compares the cumulative return among ADIC, the S&P 500 Index and the NASDAQ Computer Manufacturer Index. The graph assumes $100 invested in ADIC common stock, the Standard & Poor’s 500 Index and the NASDAQ Computer Manufacturer Index on October 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal 2003 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met, with the exception of one Form 4 for each of Messrs. Britts and Stanton, which were deemed filed one day late since the filings were submitted on their due date, but not prior to the SEC’s then current cutoff time for receipt of electronic Form 4 filings. In addition, a May 2002 option grant to Shannon van Oppen, who was then serving as Executive Director of Human Resources, was inadvertently not reported by Peter van Oppen until the error was discovered in November 2003. This option grant was described in our Proxy Statement last year.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Walker and Mr. Stanton are “audit committee financial experts” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. A copy of the Audit Committee’s current charter is attached as Appendix A to this Proxy Statement. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2003 with the management of the Company. Additionally, the Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants’ independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2003 filed with the SEC.

Audit Committee

Walter F. Walker, Chairman

Christopher T. Bayley

John W. Stanton

Fees Paid To PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2003 and 2002.

	2003	2002
Audit Fees	$313,108	$302,256
Audit-Related Fees	—	—
Tax Fees (1)	162,695	235,718
All Other Fees (2)	2,138	500

	$477,941	$538,474

(1)	Approximately $97,000 of these fees in fiscal 2002 relate to work done by PricewaterhouseCoopers LLP in connection with the May 11, 2001 acquisition of Pathlight Technologies. The remainder of the fees for fiscal 2002 and all of the fees for fiscal 2003 predominantly relate to the preparation of domestic and international tax returns and tax consulting.

(2)	All of the other fees in fiscal 2002, and $550 in fiscal 2003, relate to continuing professional education classes sponsored by PricewaterhouseCoopers LLP and attended by our finance team. The remainder of other fees in fiscal 2003 relate to professional services rendered in connection with an insured accounts receivable balance of our entity in France.

Effective May 6, 2003, we are required to obtain pre-approval by our Audit Committee for all audit and permissible non-audit related fees incurred with our independent auditors. Fiscal 2003 was a transition year for this new requirement. All new projects authorized after the effective date of this requirement were approved in advance by the Audit Committee. As a result, during fiscal 2003, 61% of tax fees and 74% of all other fees were approved in advance by the Audit Committee. We did not receive pre-approval by the Audit Committee for non-audit related fees during fiscal 2002. The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, which is set forth in Appendix A, it may do so in the future. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

The Audit Committee has considered and concluded that the provision of the non-audit services in the table above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL

SHAREHOLDERS

The following table sets forth information as of, January 12, 2004, with respect to the beneficial ownership of shares of common stock by (a) each person who is known by the Company to own beneficially more than 5% or more of the outstanding shares of common stock, (b) each director of the Company, (c) each of the Company’s current executive officers for whom compensation is reported in this Proxy Statement, and (d) all directors and current executive officers of the Company as a group. Except as noted, the Company believes that the beneficial owners listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

	Shares Beneficially Owned
Name	Number	Percent
Tom A. Alberg (1)	227,375	*

Christopher T. Bayley (2)	140,700	*

Frank M. (“Pete”) Higgins (3)	6,000	*

John W. Stanton (4)	2,573,356	4.0

Peter H. van Oppen (5)	872,692	1.4

Walter F. Walker (6)	228,700	*

Charles H. Stonecipher (7)	415,568	*

William C. Britts (8)	245,207	*

Jon W. Gacek (9)	330,057	*

Linda A. Schoemaker (10)	128,583	*

All directors and current executive officers as a group (10 persons) (11)	5,168,238	8.1

*	Represents holdings of less than 1%.

(1)	Includes 26,700 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days. Includes 71,200 shares owned by Raven Trust, a charitable trust of which Mr. Alberg and his spouse are the sole trustees. Includes 12,000 shares held for the children of Mr. Alberg under the Uniform Transfer to Minors Act.

(2)	Includes 26,700 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days. Includes 4,000 shares owned by Mr. Bayley’s spouse.

(3)	Includes 6,000 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(4)	Includes 26,700 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days. Includes 75,000 shares owned by a family trust. Does not include 50,000 shares owned by Aven Foundation, a foundation controlled by Mr. Stanton and his spouse. Mr. Stanton and his spouse disclaim beneficial ownership over the shares held by Aven Foundation.

(5)	Includes 420,000 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days. Includes 8,528 shares owned by Mr. van Oppen’s spouse. Does not include 5,600 shares that are held in trust for Mr. van Oppen’s children or 3,000 shares that are held in a trust (of which Mr. van Oppen serves as trustee) for the benefit of certain minor relatives of Mr. van Oppen, as to which he disclaims beneficial ownership.

(6)	Includes 26,700 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(7)	Includes 289,500 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(8)	Includes 163,000 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 329,600 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(10)	Includes 127,500 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(11)	Includes 1,442,400 shares subject to issuance upon exercise of options that are currently exercisable or will become exercisable within 60 days.

CERTAIN TRANSACTIONS

Change in Control Agreements

The Company has executed Change of Control Agreements with each of its officers. These agreements provide that upon a “change of control” (as defined in the agreements), the Company or its affiliated companies will continue to employ such officer, in accordance with the terms of the agreement, for a specified period (the “Employment Period”). The Employment Period is three years in the case of the Company’s Chief Executive Officer, Peter van Oppen, and its President, Chuck Stonecipher, two years in the case of the Company’s Executive and Senior Vice Presidents and one year for other officers. During the applicable Employment Period, such officer’s position and duties would remain commensurate to those prior to the change of control, and such officer would be employed at a location within 35 miles of where such officer was employed prior to the change of control. During the applicable Employment Period, each such officer will be entitled to receive an annual base salary at least equal to his or her annual salary for the fiscal year in which the change of control occurs plus an annual bonus at least equal to 75% of the highest annual bonus paid or payable to the officer in respect of the two fiscal years immediately preceding the fiscal year in which the change of control occurs. In addition, during the applicable Employment Period each such officer will be entitled to participate in insurance and employee benefit programs and to reimbursement for reasonable employment expenses, as generally available to other employees after the change of control.

If during the Employment Period the officer’s employment is terminated by the Company for any reason other than death, disability or “cause,” or by the officer for “good reason” (as such terms are defined in the agreements), such officer will be entitled to certain other benefits, including a lump-sum payment equal to all accrued or deferred compensation, plus severance pay equal to one, two or three times the sum of the officer’s annual base salary for the fiscal year in which the termination occurs and an amount equal to 75% of the highest annual bonus paid or payable to the officer for the three years preceding his or her termination. In addition, any officer so terminated will be entitled to immediate vesting and severance amounts otherwise payable under the change of control agreements and subject to reduction in the event that such payments constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. The Company unilaterally may terminate any of the change of control agreements at any time by giving notice to an officer. Such termination would be effective one year following the date of such notice and would be without effect were a change of control to occur during such one-year period.

Family Relationships

Shannon van Oppen, who is the spouse of the Company’s Chief Executive Officer, served for approximately 15 years as the Director of Human Resources of ADIC and its predecessor, Interpoint Corporation. Beginning in October 2002, Ms. van Oppen reduced her employment to a part-time basis with a corresponding reduction in her salary to $60,000 per year, and beginning in September 2003 her time commitment and salary were further reduced. Ms. van Oppen received annual cash compensation of $62,805, $102,381, and $81,266 during fiscal years 2003, 2002, and 2001, respectively.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP was ADIC’s independent auditor in fiscal 2003 and has been selected as the Company’s independent auditor for fiscal 2004. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.

SHAREHOLDER PROPOSALS FOR FISCAL YEAR 2004 ANNUAL MEETING

In accordance with the Company’s Restated Bylaws, a shareholder proposing to transact business at the Company’s annual meeting of shareholders must provide notice of such proposal, in the manner required by the Company’s Restated Bylaws, not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if the Company provides less than 60 days’ notice of such meeting, no later than 10 days after the date of the Company’s notice). Shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its annual meeting of shareholders to be held in March 2005 must be received by the Company no later than October 1, 2004.

IMPORTANT NOTICE REGARDING DELIVERY OF DOCUMENTS TO SHAREHOLDERS

SHARING AN ADDRESS

As permitted by the SEC’s proxy rules, the Company will “household” the Company’s proxy statements and annual reports by delivering only one annual report or proxy statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders or unless otherwise required by state law. The Company will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents has been delivered. To request, in the future, a separate copy of the annual report and proxy statement, or to request a single copy of the annual report and proxy statement (if you are shareholders sharing an address but currently receiving multiple copies), you should notify the Company’s Transfer Agent at the following address and telephone number:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

1-800-937-5449

OTHER MATTERS

The Company is not aware, as of the date hereof, of any matters to be voted upon at the annual meeting other than as stated in the accompanying Notice of Annual Meeting of Shareholders. The accompanying Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment if any other matters are properly brought before the Annual Meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Shareholders for the 2003 fiscal year, which also includes the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 (including financial statements), accompanies this Proxy Statement.

APPENDIX A

ADVANCED DIGITAL INFORMATION CORPORATION

AUDIT COMMITTEE CHARTER

Purpose of the Committee

The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with certain legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and the audit process, (4) the performance of the Company’s internal control function, and (5) compliance with the Company’s code of ethics. The Committee shall have the sole authority and responsibility to appoint, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Membership on the Committee

1.    Independence

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time.

2.    Financial Literacy/Expertise

Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

3.    Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities of the Committee

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

1.    Engagement of Independent Auditor

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service; provided that the Committee is informed of each service pre-approved, and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

2.    Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a written statement by the independent auditor delineating all relationships between the auditor and the Company; engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years.

3.    Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

4.    Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

•	Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

5.    Internal Controls Review

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

6.    Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7.    Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors and the performance of the internal control function.

•	Report to the Board on any significant matters arising from the Committee’s work with such recommendations as the Committee may deem appropriate.

8.    Committee Report

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Meetings of the Committee

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall meet with the outside auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Audit Committee.

Committee Charter Review

The Committee shall review and reassess the adequacy of this Charter at least annually and, if appropriate, propose changes to the Board.

Additional Authority of the Committee

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

APPENDIX B

ADVANCED DIGITAL INFORMATION CORPORATION

AMENDED AND RESTATED

1999 STOCK INCENTIVE COMPENSATION PLAN

(As amended and restated through December 10, 2003)

SECTION 1.    PURPOSE

The purpose of the Advanced Digital Information Corporation 1999 Stock Incentive Compensation Plan (the “Plan”) is to enhance the long-term shareholder value of Advanced Digital Information Corporation, a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Options or Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value, of the Company.

“Corporate Transaction” means any of the following events:

(a)  Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than  2/3 of the outstanding voting securities of the surviving corporation;

(b)  Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company;

(c)  Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

(d)  Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 15.

“Eligible Director” means a member of the Board who is not also an employee of the Company or any “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 8.3) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

(a)  a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) that, in the Participant’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

(b)  a reduction in the Participant’s annual base salary;

(c)  the Successor Corporation’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d)  the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e)  any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f)  any purported termination of the Participant’s employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 12.3.

“Termination Date” has the meaning set forth in Section 7.6.

SECTION 3.    ADMINISTRATION

3.1  Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the

Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officer of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2  Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 8,000,000 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Limitations

(a)  Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 1,200,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

(b)  Subject to adjustment from time to time as provided in Section 12.1, not more than 400,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 800,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1  Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3  Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1  Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3  Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator, but shall not exceed ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4  Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

(a)  cash or check;

(b)  tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c)  if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d)  such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6  Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)  Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b)  Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i)  the last day of the Option Term;

(ii)  if the Participant’s Termination Date occurs for reasons other than Disability, Retirement, Cause or death, the three-month anniversary of such Termination Date;

(iii)  if the Participant’s Termination Date occurs by reason of Disability, Retirement or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  More Than 10% Shareholders

If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3  Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  Term

Except as provided in Section 8.2, the Option Term shall not exceed ten years.

8.5  Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

For purposes of this Section 8.5, Disability shall mean “disability” as that term is defined for purposes of Section 422 of the Code.

8.6  Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9.    STOCK AWARDS

9.1  Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, revenue or profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2  Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award,

as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Related Corporation.

SECTION 11.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12.    ADJUSTMENTS

12.1  Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2  Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

12.3  Corporate Transaction

12.3.1  Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 12.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Participant’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 12.3.1 without the Participant’s consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual dollar limitation described in Section 8.1 or otherwise).

12.3.2  Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

Any such Awards that are assumed or replaced in the Corporate Transaction, other than a Related Party Transaction, and do not otherwise accelerate at that time shall be accelerated in the event that the Participant’s employment or service relationship should subsequently terminate within two years following such Corporate Transaction, unless such employment or service relationship is terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason; provided, that such acceleration shall not occur if, in the opinion of the Company’s outside accountants, such acceleration would render unavailable “pooling of interests” accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company.

“Related Party Transaction” means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

12.4  Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5  Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6  Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.    AMENDMENT AND TERMINATION OF PLAN

13.1  Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2  Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

13.3  Consent of Participant

The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions. To the extent that any amendment to an outstanding option constitutes a “repricing” under applicable law, regulation, stock exchange rule or generally accepted accounting principles, shareholder approval shall be required for such amendment.

SECTION 14.    GENERAL

14.1  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2  No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

14.3  Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.4  No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5  Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

14.6  Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.7  No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8  Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.9  Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 15.    EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

APPENDIX C

ADVANCED DIGITAL INFORMATION CORPORATION

AMENDED AND RESTATED

1997 STOCK PURCHASE PLAN

(As amended and restated through December 10, 2003)

SECTION 1.    PURPOSE

The purposes of the Advanced Digital Information Corporation Amended 1997 Stock Purchase Plan (the “Plan”) are to: (a) assist team members of Advanced Digital Information Corporation, a Washington corporation (the “Company”), and its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) help team members provide for their future security and encourage them to remain in the employ of the Company and its subsidiary corporations. Stock purchased under the Plan may be paid for by regular payroll deductions. Only employees of the Company and its designated subsidiary corporations are eligible to participate in the Plan, and participation is voluntary.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Company’s Compensation and Stock Option Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

“Company” means Advanced Digital Information Corporation, a Washington corporation.

“Designated Subsidiary” has the meaning set forth under the definition of “Eligible Team Member” in this Section 2.

“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation or sick leave, or any other special payments, or any gain from stock option exercises.

“Eligible Team Member” means any employee (a “Team Member”) of the Company, any foreign Subsidiary Corporation designated by the Board or the Committee (a “Designated Subsidiary”) or any domestic Subsidiary Corporation, who is in the employ of the Company (or any Designated Subsidiary or domestic Subsidiary Corporation) on one or more Offering Dates and who meets the following criteria:

(a)  the Team Member does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations;

(b)  the Team Member has been employed for at least one month or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering Period;

(c)  the Team Member’s customary employment is for more than 20 hours per week or any lesser minimum number of hours established by the Plan Administrator for a future Offering Period; and

(d)  the Team Member’s customary employment is for more than five months in any calendar year or any lesser number of months established by the Plan Administrator for a future Offering Period.

Notwithstanding the above, Team Members who are citizens of a country that prohibits foreign companies from granting Options to any of its citizens shall not be Eligible Team Members.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Team Members.

“Enrollment Period” has the meaning set forth in Section 6.1.

“SPP Broker” has the meaning set forth in Section 10.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Offering Period” has the meaning set forth in Section 5.1.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Team Member who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

“Plan” means the Advanced Digital Information Corporation Amended 1997 Stock Purchase Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 8.

“Stock” means the Common Stock, no par value, of the Company.

“Subscription” has the meaning set forth in Section 6.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.    ADMINISTRATION

3.1  Plan Administrator

The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer.

3.2  Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 19, a maximum of 3,500,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.    OFFERING DATES

5.1  Offering Periods

The Plan shall be implemented by a series of offerings (each, an “Offering”). Except as otherwise set forth below, Offerings shall commence on March 1 and September 1 of each year and end on the next August 31 and February 28 (or February 29 when applicable), respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more future Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an offering period (the “Offering Period”) may not exceed 24 months. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day. A Team Member who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Team Member is still an Eligible Team Member as of the commencement of any such subsequent Offering. Eligible Team Members may not participate in more than one Offering at a time.

5.2  Purchase Periods

Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). Except as otherwise set forth below, Purchase Periods shall commence on March 1 and September 1 of each year and end on the next August 31 and February 28 (or February 29 when applicable), respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish for any future Offering (a) different terms for one or more Purchase Periods within the Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Periods. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.    PARTICIPATION IN THE PLAN

6.1  Initial Participation

An Eligible Team Member shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription (the “Subscription”):

(a)  indicating the Eligible Team Member’s election to participate in the Plan;

(b)  authorizing payroll deductions and stating the amount to be deducted regularly from the Participant’s pay; and

(c)  authorizing the purchase of Stock for the Participant in each Purchase Period.

An Eligible Team Member who does not deliver a Subscription to the Plan Administrator during the Enrollment Period shall not participate in the Plan for that Offering Period or any subsequent Offering Period unless such Eligible Team Member subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator in its, his or her sole discretion for the proper administration of the Plan.

6.2  Continued Participation

Unless the Plan Administrator determines otherwise for any future Offering, a Participant shall automatically participate in the next Offering Period until such time as the Participant withdraws from the Plan pursuant to Section 11.1 or terminates employment as provided in Section 12.

SECTION 7.    LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1  $25,000 Limitation

No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, any Parent Corporation or any Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

7.2  Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan unless the Board or the Committee determines otherwise.

SECTION 8.    PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any future Offering, which shall not be less than 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the average of the high and low per share trading prices for the Stock as reported for such day by the Nasdaq National Market. If no sales of the Stock were made on the Nasdaq National Market on the transaction date, fair market value shall mean the average of the high and low per share trading prices for the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market.

SECTION 9.    PAYMENT OF PURCHASE PRICE

9.1  General Rules

Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2  Change Notices

Unless otherwise determined by the Plan Administrator for any future Offering, a Participant may not elect during an Offering Period to increase or decrease the amount withheld from his or her compensation in future pay periods.

9.3  Percent Withheld

The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least $10, but shall not exceed 10% of the Participant’s Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages or increments of $10.

9.4  Payroll Deductions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.5  Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6  No Interest

No interest shall be paid on payroll deductions received or held by the Company.

9.7  Acquisition of Stock

On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Stock purchased by the Participant shall not exceed the number of whole shares of Stock so determined, if the Board or the Committee has determined for any future Offering that fractional shares may not be issued under the Plan.

9.8  Carryover of Account

Any cash balance remaining in the Participant’s account at the termination of each Offering shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant reenrolls in the next Offering, any cash balance remaining in the Participant’s account shall be applied to the purchase of Stock in the new Offering.

9.9  Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.10  Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Plan has terminated prior to such Purchase Date.

9.11  Procedural Matters

The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator, in its sole discretion, that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12  Leaves of Absence

During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant’s normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.    STOCK PURCHASED UNDER THE PLAN

10.1  SPP Broker

If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “SPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the SPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, transfer the shares to a different brokerage account or request that a stock certificate be issued and delivered to him or her, whether or not the holding periods set forth in Code Section 423 have been satisfied, although failure to satisfy the holding period will result in certain tax consequences to the Participant.

10.2  Notice of Disposition

By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated SPP Broker.

SECTION 11.    VOLUNTARY WITHDRAWAL

11.1  Withdrawal From the Plan

A Participant may withdraw from the Plan by delivering to the Plan Administrator a notice of withdrawal in the form required by the Plan Administrator for such purpose. Any withdrawal from an Offering shall constitute a withdrawal from the Plan unless the Board or the Committee determines for any future Offerings that withdrawal from an Offering shall not result in a withdrawal from the Plan and any succeeding Offering. Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period but may participate in any subsequent Offering under the Plan by again satisfying the definition of a Participant.

11.2  Return of Payroll Deductions

Upon withdrawal from the Plan pursuant to Section 11.1, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering and the Plan under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Team Member, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.    RESTRICTIONS UPON ASSIGNMENT

An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option, or of any rights under his or her Option.

SECTION 14.    NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant’s Option.

SECTION 15.    AMENDMENT OF THE PLAN

The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options within the meaning of Code Section 422, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.    TERMINATION OF THE PLAN

The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, December 10, 2013, except that such termination shall have no effect on Options granted prior thereto. Notwithstanding anything in the Plan to the contrary, the Board may terminate the Plan or an Offering Period on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interest of the Company and the shareholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules applicable to the Plan after the effective date of the Plan. No Options shall be granted during any period of suspension of the Plan.

SECTION 17.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Team Member or Participant) the right to remain in the employ of the Company or a Subsidiary Corporation or to affect the right of the Company and the Subsidiary Corporations to terminate the employment of any person (including any Eligible Team Member or Participant) at any time with or without cause.

SECTION 18.    EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.    ADJUSTMENTS

19.1  Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company’s shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

19.2  Merger, Acquisition or Liquidation of the Company

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption of such Options and the Plan or the substitution of such Options, each in a manner complying with Code Section 424(a).

19.3  Limitations

The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.    REGISTRATION

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21.    EFFECTIVE DATE

The Plan’s effective date is the date on which it is approved by the Company’s shareholders.

ADVANCED DIGITAL INFORMATION CORPORATION

11431 Willows Road N.E.

P.O. Box 97057

Redmond, WA 98073-9757

Proxy For Annual Meeting Of Shareholders March 10, 2004

This Proxy Is Solicited On Behalf Of

The Board Of Directors

The undersigned appoints Peter H. van Oppen and Jon W. Gacek, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the annual meeting of shareholders of Advanced Digital Information Corporation (“ADIC”) to be held at The Silver Cloud Inn, 2122 152nd Avenue NE, Redmond, Washington, on Wednesday, March 10, 2004 at 10:00 a.m. local time and any adjournment or postponements thereof with all powers the undersigned would possess if personally present:

The proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted “For All” in item 1, “For” items 2 and 3, and in accordance with the discretion of the proxies upon all other matters which may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors at present knows of no other matters to be brought before the meeting.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE.

ADVANCED DIGITAL INFORMATION CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

1.		ELECTION OF DIRECTORS
			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
NOMINEES:			☐	☐	☐

	01)	Mr. Tom A. Alberg
	02)	Mr. Walter F. Walker

2.		APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE COMPENSATION PLAN AND REAPPROVAL OF CERTAIN PERFORMANCE GOALS		For	Against	Abstain
				☐	☐	☐

3.		APPROVAL OF AMENDMENTS TO THE 1997 STOCK PURCHASE PLAN		For	Against	Abstain
				☐	☐	☐

PLEASE SIGN AS YOUR NAME APPEARS. Trustees, Guardians, Personal and other Representatives, please indicate full titles.

Signature of Shareholder(s)                                          Dated             , 2004.

PLEASE DATE AND MAIL IN ENCLOSED POSTAGE-PAID ENVELOPE.